Exhibit 99.1

ProMIS Neurosciences Strengthens Board with Appointment of Slanix Paul Alex, Pharm.D., President and Portfolio Manager, Public Equity of Ally Bridge Group

Appointment reinforces ProMIS Neurosciences’ strategic vision and deepens investor engagement as the Company advances its differentiated Alzheimer’s program, PMN310.

Cambridge, Massachusetts – October 22, 2025 ProMIS Neurosciences, Inc. (Nasdaq: PMN), a clinical-stage biotechnology company developing next-generation therapies for Alzheimer’s disease (AD) and other neurodegenerative disorders, today announced that Slanix Paul Alex, Pharm.D., President and Portfolio Manager for Ally Bridge Group’s Public Equity strategy, has joined the Company’s Board of Directors. Dr. Alex has a highly distinguished Wall Street career spanning multiple leadership positions at public markets-focused healthcare investment firms and substantial sell-side biotechnology equity research experience. His deep understanding of capital markets, biopharma innovation and business development trends will provide valuable perspective to ProMIS.

“We are very pleased to welcome Slanix to ProMIS’ Board of Directors,” said Neil Warma, President and Chief Executive Officer of ProMIS Neurosciences. “As a highly esteemed member of the investment community, Slanix’s reputation, institutional knowledge and wealth of experience and insights will be invaluable as the Company approaches its key inflection points, with planned data readouts in 2Q26 and 4Q26 from its PRECISE-AD trial evaluating PMN310 in AD and as the Company advances towards late-stage clinical development. Ally Bridge Group is one of our largest shareholders and Slanix has been instrumental in championing this investment over the past couple of years, which I believe is a testament to the long-term value we believe the company can deliver for patients and investors.”

“I have strong conviction in ProMIS’ underlying science, its leadership team and their execution as exemplified  by Ally Bridge Group’s multiple investments over the past couple of years in the Company, most recently in July of this year,” said Dr. Alex. “Through our comprehensive diligence process, I have immersed myself in ProMIS’ foundational  science and robust drug development pipeline, have built intimate relationships with the management  team, and strongly believe they showcase the potential to unlock meaningful value. I look forward to working together to continue advancing PMN310 into the next phase of clinical development and usher ProMIS’ next-generation therapies targeting toxic misfolded proteins to patients.”

Dr. Alex joined Ally Bridge Group in 2023 and is the President and Portfolio Manager for the Public Equity strategy. Before joining Ally Bridge Group, Slanix invested in life sciences companies as a founding Partner and Senior Analyst for Tri Locum Partners and previously as an Investment Analyst for Consonance Capital Management. Prior to the buy-side, Slanix worked in sell-side biotechnology equity research at RBC Capital Markets and Credit Suisse. Slanix began his career in strategy consulting at Bionest Partners, advising life sciences companies on business development and commercial strategy. Slanix is a licensed pharmacist and holds a PharmD from St John’s University.

About Ally Bridge Group

Ally Bridge Group is a global healthcare investment manager focused on high-impact life sciences innovation in private and public markets. The Firm was founded in 2013 by Frank Yu, Chief Executive and Chief Investment Officer, and manages a significant investment portfolio across offices in New York and Hong Kong.

Through scientific and clinical research overlaid with M&A and capital markets expertise, Ally Bridge Group seeks to capture investment opportunities across the capital structure addressing unmet medical needs.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies and vaccines selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The Company’s proprietary target discovery engine, EpiSelect™, has been shown to predict novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative and other misfolded protein diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s Disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

About PMN310 and the PRECISE-AD Trial for Alzheimer’s Disease (AD)

PMN310, the Company’s lead product candidate for the treatment of AD, is a humanized monoclonal antibody that has been designed to selectively target only the toxic oligomers, avoiding plaque, thereby potentially reducing or eliminating amyloid-related imaging abnormalities (ARIA) liability. In addition, because PMN310 may not be limited by off-target binding or side effects, PMN310 could potentially offer an improved efficacy profile over other amyloid-directed antibody therapeutics. PMN310 was granted Fast Track designation by the U.S. Food and Drug Administration in July 2025.

Based on the encouraging results from the Phase 1a trial (NCT06105528) of PMN310, ProMIS initiated PRECISE-AD, a Phase 1b clinical trial in AD patients. PRECISE-AD (NCT06750432) is a randomized, double-blind, placebo-controlled study to evaluate the safety, tolerability and pharmacokinetics (PK) of multiple ascending doses (5, 10, 20 mg/kg) of intravenous PMN310 in patients with Mild Cognitive Impairment due to AD and mild AD (Stage 3 and Stage 4 AD).  PRECISE-AD will be the first study to examine the effects of a monoclonal antibody directed solely against AβO on biomarkers associated with AD pathology and clinical outcomes. Safety will be a primary outcome of the study with particular emphasis on assessing whether, as a non-plaque binder, PMN310 may have a reduced risk of ARIA. The study is powered to provide 95% confidence for detection of ARIA. The study has been designed with a sample size intended to provide sufficient power to provide meaningful insight into effects of PMN310 on biomarkers and clinical outcomes.

EpiSelectTM Drug Discovery Engine

Toxic misfolded proteins underlie the pathogenesis of neurodegenerative diseases such as Alzheimer’s disease, Parkinson’s disease (PD), amyotrophic lateral sclerosis (ALS) and frontotemporal dementia (FTD). Generation of therapeutic antibodies selectively targeting only disease-misfolded protein isoforms, while sparing normal or irrelevant isoforms of the same protein, has not yet been successfully achieved by conventional immunization strategies. ProMIS Neurosciences has developed a computational platform (EpiSelectTM) to identify conformational epitopes that are uniquely exposed on toxic misfolded proteins, which can then be used to generate misfolding-speciﬁc antibodies or vaccine formulations. Application of the ProMIS platform produced PMN310, a clinical stage, humanized monoclonal antibody candidate that has been shown to be highly selective for toxic amyloid-beta oligomers (AβO) without signiﬁcant reactivity with amyloid-beta monomers or ﬁbrils, thereby avoiding target distraction by these more abundant species, and potentially reducing the risk of brain edema and microhemorrhages associated with the targeting of vascular/parenchymal amyloid. Similarly, speciﬁc epitopes for alpha-synuclein toxic oligomers/soluble ﬁbrils that drive synucleinopathies, and for pathogenic TDP-43 in ALS and FTD have been identified and lead candidate antibodies generated. The precise conformation of these epitopes has been translated into vaccines inducing an antibody response selective for pathogenic molecular species in preclinical mouse vaccination studies

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “pleased to”, “look forward to”, “potential to”, “on track to”, “targets”, “expects” or “does not expect”, “is expected”, “excited about”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the contributions of the Company’s leadership team and board of directors, the Company's clinical progress of its lead product, PMN310, planned timing for anticipated data readouts in the second and fourth quarters of 2026 and the possibility that PMN310 has the potential to positively benefit patients with AD and to be a more effective and well-tolerated option, the targeting of toxic misfolded proteins in neurodegenerative diseases that the Company believes may directly address fundamental AD pathology (including the belief and understanding that toxic oligomers of Aβ are a major driver of AD) and have greater therapeutic potential due to reduction of off-target activity and the Company’s computational platform, including the capabilities thereof and the application of its platform to other diseases. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the risk that clinical results or early results may not be indicative of future results,  the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent filings filed with the United States Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

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For Investor Relations, please contact:

Kaytee Bock Zafereo

katherine.bock@promisneurosciences.com